                                                                   EXHIBIT 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                    CO-DEVELOPMENT AND MARKETING AGREEMENT

     This Co-Development and Marketing Agreement is made effective as of January 25, 2000 (the "Effective Date") by Noosh, Inc., a California corporation having a place of business at 3401 Hillview Avenue, Palo Alto, California 94303 ("Noosh"), and R.R. Donnelley & Sons Company, a Delaware corporation having a place of business at 77 West Wacker Drive, Chicago, IL 60601 ("RRD").

                                   Recitals

     A. Noosh is engaged in the business of, among other things, designing, developing, and providing an Internet-based service known as "Noosh.com," which is designed to help improve the process of buying, selling and managing print jobs by providing a web site where corporate print buyers, printers and creative agencies can work collaboratively on print jobs.

     B. RRD is engaged in the business of, among other things, providing print-related products and services to its customers.

     C. Noosh and RRD desire to enter into a relationship whereby the parties will work together to actively promote and market the usage of the Noosh Service (as defined below), particularly by RRD, RRD's customers and others for print jobs within certain segments of the print industry. Initially, pursuant to a User Agreement to be entered into between the parties as of the Effective Date, RRD will be entitled to access and use of the standard Noosh Service for the processing of print jobs. Promptly following the Effective Date, the parties also intend to create rrd.noosh.com, a private web site which will link users of RRD's web site to the Noosh Service and feature RRD as the only print vendor permitted to interact with print buyers through rrd.noosh.com. Subsequently, the parties intend to extend the functionality of rrd.noosh.com by integrating the Noosh Service with up to four RRD Portals (as defined below).

     D. The parties also wish to undertake co-marketing activities for their mutual benefit as further specified in this Agreement.

                                   Agreement

     Accordingly, in consideration for their respective covenants set forth below, the parties agree as follows:

          1.   Definitions.  As used in this Agreement:

          1.1 "Affiliate" of a party means any person, corporation or other entity (i) which own more than 50% of the voting securities or ownership interest of such party ("Parent"); (ii) in which such party, directly or indirectly, owns more than 50% of the voting securities or ownership interest; or (iii) in which such party's Parent, directly or indirectly, owns more than 50% of the voting securities or ownership interest.

          1.2  "API" means an application's programmer's interface.

          1.3 "Integration Code" means the software, programming code, API's and other software-based technology used or developed by the parties, whether alone, jointly or with

                                       1.

others, in object code form only, for use in integrating the Noosh Service with the RRD Portals pursuant to Section 3 below.

          1.4 "Integration SC" means the Integration Code, excluding third-party source code for which Noosh does not have rights to sublicense, in human-readable source code format and any programmer's notes or other related materials, licensed to RRD pursuant to Section 3.5 below.

          1.5 "Intellectual Property Rights" means all current and future worldwide copyrights, trade secrets, patents and other patent rights, utility models, mask work rights, moral rights, trademarks, trade names, service marks, and all other intellectual property rights, including all applications and registrations with respect thereto.

          1.6 "Noosh Competitor" means [*] together with any of their respective Affiliates or successors in interest, together with any other persons or entities which market the products, services or technologies of [*] under license from [*]

          1.7 "Noosh Marks" means the trademarks, service marks, trade names, and logos of Noosh listed in Exhibit A, as such list may be updated from time to
                             ---------
time by Noosh.

          1.8 "Noosh Service" means Noosh's proprietary Internet-based service as described in Recital A above, provided by Noosh through www.noosh.com or any successor web site, as such service may be revised, augmented, superseded, enhanced, modified or supplemented from time to time. For the purposes of this Agreement, the Noosh Service will include [*] The Noosh Service shall not include [*]

          1.9 "Noosh Technology" means the software, programming code, API's, and other technology used or developed by Noosh, (whether alone or with others) or licensed by Noosh from third parties, to develop and provide the Noosh Service and rrd.noosh.com, together with any modifications, improvements, enhancements and derivative works made to or from any of the foregoing by either party in connection with this Agreement. Without limiting any rights of RRD in the RRD Marks, Noosh Technology will include all such technology used to create the RRD GUI as displayed within the Noosh Service (as integrated with the RRD Portals) or rrd.noosh.com.

          1.10 "Print Vendor" means, with respect to any print job run on the Noosh Service (whether directly on the Noosh Service or through rrd.noosh.com or an RRD Portal), the corporation or other entity which, by itself or through subcontractors, is responsible for or performs the actual printing of materials which are the subject of such print job.

          1.11 "RRD Competitor" means [*] together with any of their respective Affiliates or successors in interest, together with any other persons or entities which market the products, services or technologies of [*] under license from [*]

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       2.

          1.12  "RRD Deliverables" shall be as defined in Section 3.2 below.

          1.13 "RRD GUI" means the graphic user interface intended to be developed and displayed within rrd.noosh.com or the Noosh Service (as integrated with the RRD Portals) to RRD Customers pursuant to the integration process contemplated by Section 3 below.

          1.14 "RRD Marks" means the trademarks, service marks, trade names, and logos which are owned by Heritage Preservation Corporation and licensed to RRD listed in Exhibit B, as such list may be updated from time to time by RRD.
              ---------

          1.15 "RRD Portals" means the up to four (4) Internet-based services to be designed and developed by RRD based upon the RRD Portal Technology to provide print-related products and services to RRD Customers. The four potential RRD Portals are expected to include services focused on the needs of RRD Customers in each of the three RRD Segments [*]. RRD may change the marketing and customer focus of an RRD Portal from time to time; however, Noosh shall not be obligated to undertake any engineering or other efforts which may be required to implement any such change. However, Noosh agrees to consider and discuss any reasonable request RRD may make for additional such efforts by Noosh.

          1.16 "RRD Portal Technology" means the software, programming code, API's and other technology used or developed by RRD, alone or with others, to develop and provide the RRD Portals or the RRD Deliverables, together with any modifications, improvements, enhancements and derivative works made to or from any of the foregoing by either party in connection with this Agreement; provided, however, the RRD Portal Technology will not include any software, programming code, API's or other technology used within or relating to the Noosh Service. Without limiting any rights of RRD in the RRD Marks, the RRD Portal Technology will not include any such technology used to create the RRD GUI as displayed within rrd.noosh.com or the Noosh Service (as integrated with the RRD Portals).

          1.17 "RRD Segments" means the categories of print jobs which apply to, and only to the extent they apply to, the printing of Books, Magazines or Catalogs.

          1.18 "RRD Subscriber" means any individual or entity which uses or accesses any portion of the functionality of the Noosh Service through rrd.noosh.com or through any of the RRD Portals.

          1.19 "RRD Web Site" means the one or more web sites maintained by RRD for use in its business, as such web sites may be modified and updated by RRD from time to time. The home page for the principal web site of RRD is currently (as of the Effective Date) located at the URL "http://www.rrdonnelley.com."

          1.20  "rrd.noosh.com" means the web site [*]

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       3.

          1.21 "Target Dates" means the target dates for completion of various aspects of the work to be undertaken by the parties pursuant to Section 3.1 of this Agreement, as such dates may be modified and updated from time to time by written agreement of the parties.

          1.22 "User Agreement" means, collectively, the Noosh User Agreement, the RRD Site Agreements and the RRD Subscriber Agreements, as defined in Section
3.4 below.

          1.23 "NPV" means, with respect to any print job run on the Noosh Service (whether directly on the Noosh Service or through rrd.noosh.com or an RRD Portal), a Print Vendor which (i) is a user of the Noosh Service and (ii) uses the Noosh Service to communicate with or provide data to other users of the Noosh Service with respect to such print job.

          1.24 "OPV" means, with respect to any print job run on the Noosh Service (whether directly on the Noosh Service or through rrd.noosh.com or an RRD Portal), a Print Vendor which (i) performs the actual printing of materials which are the subject of such print job as a subcontractor of an NPV and (ii) is not identified on the Noosh Service to other users of the Noosh Service as a Print Vendor or participant with respect to such print job.

          1.25 "RRD Customer" means any current or prospective customer of RRD or any RRD Affiliate with respect to printing services.

          1.26 "RRD Customer List" shall have the meaning set forth in Section 2.4(c)(ii)(1) below.

          1.27 "Usage Data" means all data entered on the Noosh Service by RRD or RRD Subscribers in the course of RRD's and all RRD Subscribers' use of the Noosh Service.

          1.28  "Permitted Affiliate" shall have the meaning set forth in
Section 4.20 below.

          1.29 "Books" means printed books in hard cover and paperback, including, but not limited to, trade books, children's books, professional books, reference books, elementary, high school and college textbooks, religious books, and direct mail books.

          1.30 "Catalogs" means printed catalogs including, but not limited to, consumer catalogs, business catalogs, retailer catalogs, and direct mail catalogs.

          1.31 "Magazines" means printed magazines including, but not limited to, consumer magazines, trade magazines, professional and association magazines, and Sunday newspaper magazines (including free standing inserts of the type typically distributed with Sunday newspapers).

     2.   Co-Marketing.

          2.1 Initial Press Release. Upon the Effective Date, Noosh and RRD will issue a press release announcing their alliance and their co-marketing and co-development plans, as contemplated by this Agreement. The form and substance of the press release will be substantially as set forth in Exhibit C to this
                                                           ---------
Agreement. Noosh and RRD will each be entitled to refer to their alliance pursuant to this Agreement in the "About" sections of their subsequent

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       4.

press releases, on their respective web sites and otherwise as required by law. However, any additional press releases focusing on the alliance will require prior written mutual consent of the parties.

          2.2 Co-marketing Funds. During the term of the Agreement, RRD will commit [*] to promote and enhance the relationship between Noosh and RRD and the usage of the Noosh Service by RRD Customers. Such activities will include sales training regarding the Noosh Service for the RRD sales force, advertising, joint presentations at industry trade shows and similar events, and joint sales calls. The marketing activities and funds will be focused on each RRD business unit as it begins utilization of the Noosh Service. Within thirty (30) days of the end of each calendar quarter during the term of this Agreement, RRD will provide Noosh with a written summary of its marketing activities in the quarter relating to the alliance, all in reasonable detail as reasonably requested by Noosh.

          2.3 Relationship Support. To help assure the parties' continued close working relationship and the success of their relationship, the parties agree to the following provisions:

               (a) Alliance Committee. Promptly following the Effective Date, Noosh and RRD will form an Alliance Committee. The objective of the committee will be to explore, plan and implement programs and other steps designed to leverage their respective strengths for their mutual benefit. The composition of the committee will be agreed upon by the relationship managers for both parties, initially David Hannebrink will be the relationship manager for Noosh and a senior member of RRD management will be the relationship manager for RRD. During the first three months following the Effective Date, the relationship managers will meet at least monthly, and, thereafter, at least quarterly. The committee will alternate its meetings between Chicago and Palo Alto, as determined by the committee.

               (b) Pre-Release Access. The parties agree that the following provisions will be effective until [*] of the date of the initial use of rrd.noosh.com by an RRD Subscriber (but no later than [*] following the Effective Date):

                    (i) Noosh Features. A reasonable amount of time before making new features generally available on the Noosh Service, Noosh will provide RRD with reasonably detailed descriptions of such proposed features. At its option, RRD will provide Noosh with input and consult with Noosh regarding the desirable specifications and functionality of the proposed features.

                    (ii) RRD Features. A reasonable amount of time before making new features generally available on the RRD Portals, RRD will provide Noosh with reasonably detailed descriptions of such proposed features. At its option, Noosh will provide RRD with input and consult with RRD regarding the desirable specifications and functionality of the proposed features.

               (c) Personnel Matters. During the term of this Agreement, Noosh will not solicit for employment then current employees of RRD without RRD's prior written consent, except that Noosh may hire any RRD employees who had existing and outstanding offers of employment from Noosh as of January 5, 2000.

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       5.

          2.4 No Conflict of Interest. The parties agree that the following provisions will be effective until the [*] of the date of the initial use of rrd.noosh.com by an RRD Subscriber (but no later than [*] following the Effective Date):

               (a)  Except with Noosh's written consent, RRD will not [*]

               (b) Except with RRD's written consent, Noosh will not [*] Without limiting Noosh's obligations under Section 2.4(c)(ii)(5) below as to the handling of leads, this prohibition will not preclude Noosh from [*] Also, this prohibition will not limit Noosh's activities with [*]

               (c)  Promptly following the Effective Date, pursuant to this
Section 2.4 above and, specifically, in each case subject to Section 2.4(b) above:

                    (i) Noosh will begin work, with assistance from RRD, to deploy rrd.noosh.com for RRD Subscribers to gain access to the Noosh Service.

                    (ii) Noosh and RRD sales management will meet and set sales plans and priorities for marketing to customers in the RRD Segments. A preliminary list of their activities will include, without limitation:

                         (1)  Identifying existing RRD Customers in the RRD
Segments who may want to use the Noosh Service immediately in order to direct them to rrd.noosh.com. RRD will use reasonable commercial efforts to prepare a list of such RRD Customers (the "RRD Customer List") for use and review by both parties in developing related marketing plans.

                         (2)  Notifying all Noosh and RRD Customers in the RRD
Segments and inform them about rrd.noosh.com for the purposes of processing print jobs in the RRD Segments.

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

                         (3)  Promoting the Noosh/RRD alliance and direction and
sending updates (mailings, etc.) to identified potential customers in the RRD Segments.

                         (4)  Developing plans for marketing the Noosh Service
and/or the rrd.noosh.com to qualified accounts.

                         (5)  With respect to any leads received by Noosh on
prospective customers for applications in the RRD Segments, Noosh will use its reasonable commercial efforts to notify RRD promptly of such leads (other than leads provided by or through Print Vendors) and, unless impractical, RRD will invite Noosh to join RRD in calling upon the potential customers. In handling such leads, RRD shall consider in good faith input from Noosh, [*] to such leads for use in the RRD Segments, subject to the following:


                              a.   RRD will not introduce or work with a Noosh
Competitor in the account [*] Further, before RRD introduces or works in an account [*] RRD will provide Noosh with reasonable advance notice [*]

                              b.   Noosh will not be restricted by the
provisions of Section 2.4(b) above or this Section 2.4(c) with respect to any lead where:
                                   i.   prior to the Effective Date, the
prospect already has [*] Prior to the Effective Date, Noosh will provide the RRD [*]

                                   ii.  prior to the Effective Date, the
prospect is already [*]

                                   iii. in Noosh's reasonable judgment, the
prospect will be considering [*] or

                                   iv.  during the [*] following Noosh's
delivery of a lead to RRD, RRD has not [*] to market rrd.noosh.com and/or an RRD Portal to the prospect; provided, however, that this subsection (iv) shall not apply until the earlier of [*].

                         (6)  Attending trade shows and conferences jointly.

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       7.

                         (7)  As plans for the RRD Portals are developed, RRD,
with reasonable Noosh assistance, will use reasonable commercial efforts to notify the prospect/customer base.

                         (8)  Noosh will commence training RRD staff in selling
and supporting Noosh in order to support the parties' joint sales calls and customer maintenance.

                         (9)  Noosh will use reasonable commercial efforts to
promote each RRD Portals when available.

                         (10) The parties will seek to establish performance
metrics (not necessarily usage) so that RRD and Noosh are satisfied account awareness and customer relationship goals are tracked and met.

     3.   Development and Implementation of rrd.noosh.com and RRD Portals.

          3.1  Design and Development.

               (a) With assistance and input from RRD, Noosh will use commercially reasonable efforts to design and implement (i) first, rrd.noosh.com and (ii) after the implementation of rrd.noosh.com, the Integration Code required to implement the integration of the Noosh Service with each RRD Portal. This work is expected to include, among other things, (a) identification of the technical and functional specifications for and implementation of rrd.noosh.com;
(b) identification of the technical and functional specifications for the Integration Code and the custom features of the RRD GUI to be implemented as part of the integration of the Noosh Service and each RRD Portal; (c) acquisition or development, and implementation, of the hardware, software, and other technology, needed to provide the rrd.noosh.com, which shall be solely at Noosh's expense, and the integration of the Noosh Service and each RRD Portal, which, for the purposes of the integration of the Noosh Service with each RRD Portal, may include modifications to the Noosh Technology, and which shall be solely at RRD's expense; (d) internal and potentially external (i.e., at customer beta sites) evaluation and testing of the Noosh Service as accessed through rrd.noosh.com and each RRD Portal until both parties are satisfied with levels of service quality and reliability such that, initially, rrd.noosh.com and, subsequently, each RRD Portal, respectively, are suitable for commercial release; and (e) the development of appropriate target dates ("Target Dates") relating to the design and implementation of each of rrd.noosh.com and the Integration Code with each RRD Portal. It is understood and agreed that Noosh cannot guarantee the results or success of these efforts, the Target Dates are subject to change as circumstances warrant, and neither Noosh nor RRD will have liability to the other for any change in the Target Dates, or any failure to complete any portion of this work by the applicable Target Date, as long as each such party is using good faith, commercially reasonable efforts to fulfill its responsibilities in performing this work.

               (b) With respect to rrd.noosh.com and each of the RRD Portals (with each of rrd.noosh.com and the RRD Portals being referred to as a "Site"), the parties agree that each such Site shall:

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       8.

                    (i) be designed to provide full functionality as provided within the Noosh Service;

                    (ii) with respect to each print job run on the Noosh Service through such Site, identify only one Print Vendor to other users of the Noosh Service, and such Print Vendor must be an NPV;

                    (iii) permit the NPV for each such print job to be only RRD or a Permitted Affiliate; provided, however, that there shall not be any limitation as to the number of OPVs to which such NPV may subcontract work in connection with any particular print job.

     [*] (as referenced in Section 1.15 above) is developed, the parties recognize that RRD may request amendments or waivers to the limitations set forth in this Section 3.1(b). Noosh agrees to consider and discuss any such request, together with the potential terms upon which any requested exceptions to such limitations might be acceptable.

     3.2       RRD Assistance.

               (a) RRD will use commercially reasonable efforts to assist Noosh, as Noosh may reasonably request from time to time, in the design and development of rrd.noosh.com and the Integration Code. Without limiting the generality of the foregoing, RRD will use commercially reasonable efforts to (a) make available to Noosh the facilities and personnel of RRD or its agents or contractors, as Noosh may reasonably request, and (b) deliver to Noosh the APIs, software, and other technology used by RRD in connection with the RRD Web Site and/or the RRD Portals, as Noosh may reasonably request (collectively, the "RRD Deliverables").

               (b) RRD hereby grants to Noosh a non-exclusive, non-transferable, royalty-free license during the term of this Agreement to use and reproduce, and to the extent necessary to fulfill its obligations under this Agreement, modify and create derivative works from, the RRD Deliverables, solely for the purpose of performing the work described in Section 3.1; provided, however, that all modifications and derivative works of the RRD Deliverables and/or the RRD Portal Technology created pursuant to this Section 3.2 (the "Modifications") will be [*] The RRD Deliverables and the Modifications are deemed to be the Confidential Information of RRD subject to the provisions of
Section 4.3.

          3.3 Provision of Noosh Service. When the parties agree that rrd.noosh.com or the integrated version of the Noosh Service, as the case may be, is ready for commercial release, Noosh will begin providing the related service. As between Noosh and RRD, RRD will have sole responsibility for first-level customer service and support to RRD Subscribers who access the Noosh Service through rrd.noosh.com or the RRD Portal, and Noosh will have sole responsibility for operation of the Noosh Service and rrd.noosh.com and will provide reasonable back-up support to RRD to resolve customer questions and problems relating or attributable to the content or operation of the Noosh Service as provided to such RRD Subscribers.

          3.4 Use by RRD Subscribers and RRD of the Noosh Service. The parties agree that:

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       9.

               (a) To enable RRD or a Permitted Affiliate to process print jobs as a user on the Noosh Service (directly, as opposed to through rrd.noosh.com or through the RRD Portals), RRD will execute and deliver to Noosh a User Agreement in substantially the form attached as Exhibit D on or before the Effective Date
                                      ---------
(the "Noosh User Agreement"). The Noosh User Agreement shall incorporate the terms set forth below in Section 3.4(c) below.

               (b) Pursuant to Section 3.1 above, the parties are to use their diligent efforts to work together to determine the final specifications, duties of the parties, Target Dates and other matters relating to the development of each Site (as defined in Section 3.1(b) above). Promptly following the parties' determination of such matters as they relate to each Site, the parties will use their diligent, commercially reasonable efforts to negotiate and finalize the specific terms of (i) the additional user agreement between RRD and Noosh under which RRD, Permitted Affiliates and RRD Subscribers may use the Noosh Service through such Site ("RRD Site Agreement") and (ii) the terms of the additional user agreements between RRD or its Permitted Affiliate and RRD Subscribers under which RRD or its Permitted Affiliates may permit the use of the Noosh Service by RRD Subscribers through such Site ("RRD Subscriber Agreement"). RRD will determine, in its sole discretion, the fees charged to such RRD Subscribers for access and use to the Noosh Service through a particular site. However, RRD acknowledges that amounts will be payable by RRD to Noosh in connection with access or use by RRD Subscribers of the Noosh Service pursuant to the terms of the RRD Subscriber Agreements, which amounts are to be equivalent to the amounts of the usage fees which Noosh otherwise generally charges corporate print buyers in a direct relationship between Noosh and such buyers.

               (c) The parties agree that the Noosh User Agreement and each RRD Site Agreement will incorporate, without limitation, the following provisions regarding monthly fee pricing structure, and pricing assurances by Noosh, and term:

                    (i) With respect to each calendar month during the term of the Agreement, RRD will pay to Noosh (i) [*] of the first [*] of print orders processed by RRD or a Permitted Affiliate on or through a Site on the Noosh Service during such month, and (ii) [*] of the dollar amount of any additional such print orders processed during such month.

                    (ii) If, during the term of this Agreement, Noosh enters into an agreement with a party [*] Relevant terms for consideration will include [*]

                    (iii) The term of each of the User Agreements will be the same as the term of this Agreement.

                    To the extent there is any conflict between the terms of this Agreement and any User Agreement, the terms of this Agreement shall govern.

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      10.

          3.5 License to Integration Code. Notwithstanding Noosh's sole and exclusive ownership of the Intellectual Property Rights in the Integration Code, including the Integration SC, Noosh agrees that:

               (a) Noosh hereby grants to RRD, under all of the Intellectual Property Rights in the Integration Code which it owns or has a right to license, a perpetual, irrevocable, royalty-free and nonexclusive license to use, modify, reproduce, and distribute the Integration Code (including modified versions
thereof) for the sole purpose of [*].   All rights not expressly granted with
respect to the Integration Code are hereby reserved.

               (b) Noosh hereby grants to RRD, under all of the Intellectual Property Rights in the Integration SC which it owns or has a right to license, a perpetual, irrevocable, royalty-free and nonexclusive license to use internally and to modify the Integration SC (and to compile any such modified versions of the Integration SC) for the sole purposes of creating error corrections, creating performance enhancements [*]. All rights not expressly granted with respect to the Integration SC are hereby reserved.

               (c) within 30 days of creating the original version or any modifications of the Integration Code or the Integration SC, RRD shall deliver to Noosh a copy of such modifications in source code and object code forms, together with a reasonably detailed description of any such modifications.

               (d) RRD ACKNOWLEDGES THAT THE INTEGRATION CODE AND INTEGRATION SC WILL BE SUPPLIED HEREUNDER ON AN "AS IS" BASIS, WITHOUT ANY WARRANTY OF ANY KIND. WITHOUT LIMITING THE FOREGOING, NOOSH DISCLAIMS ANY AND ALL STATUTORY, EXPRESS OR IMPLIED WARRANTIES REGARDING THE INTEGRATION CODE, THE INTEGRATION SC AND ANY FIX, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS.

          3.6 New Functionality. If, after the Effective Date and during the term of this Agreement, Noosh makes generally available through or as part of the Noosh Service new or significantly different functionality [*] ("New Functionalities"), Noosh will make such New Functionalities available to RRD [*] provided, however, that the availability of such New Functionalities shall be subject to the parties' written agreement regarding the terms and conditions of such usage.

          3.7 Allocation of Expenses. The parties agree that each party will bear its own expenses incurred in connection with the performance of its obligations hereunder.

          4.   General

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      11.

          4.1 Cooperation. RRD and Noosh will cooperate and use commercially reasonable efforts to assist one another from time to time in the identifying and developing opportunities to market and promote the Noosh Service and the parties' other respective products and services. The parties will also cooperate in establishing links between their respective web sites (including rrd.noosh.com and the RRD Portals) in a manner reasonably acceptable to both parties.

          4.2  Trademark Licenses

               (a) RRD Marks. RRD grants to Noosh a limited, non-exclusive, non-transferable license during the term of this Agreement to use the RRD Marks in connection with its part in the marketing, promotion, and administration of the Noosh Service, rrd.noosh.com and the RRD Portals as described in Section 2. Before making use of any RRD Mark, Noosh will provide RRD with a sample of the proposed use of the RRD Mark for prior approval by RRD. If RRD does not object in writing to the proposed use of the RRD Mark within ten (10) days after receipt of the sample from Noosh, RRD will be deemed to have approved the proposed use. If RRD does so object to the proposed use of the RRD Mark, Noosh will modify or cancel the proposed use, as requested by RRD. In addition, Noosh will comply with any trademark usage guidelines or policies that RRD may furnish to Noosh in writing from time to time concerning use of the RRD Marks. All use of the RRD Marks hereunder will inure to the benefit of RRD. RRD has and will retain exclusive ownership of the RRD Marks, and Noosh will not contest or challenge, or do anything inconsistent with, RRD's exclusive ownership of the RRD Marks. Without limiting the generality of the foregoing, Noosh may not affix, append, or place any of its trademarks, trade names, or logos to, or in close proximity to, the RRD Marks in a manner that results or could result in the creation of a unitary composite mark.

               (b) Noosh Marks. Noosh grants to RRD a limited, non-exclusive, non-transferable license during the term of this Agreement to use the Noosh Marks in connection with the advertising, marketing, and promotion of the Noosh Service, rrd.noosh.com and the RRD Portals as described in Section 2. Before making use of any Noosh Mark, RRD will provide Noosh with a sample of the proposed use of the Noosh Mark for prior approval by Noosh. If Noosh does not object in writing to the proposed use of the Noosh Mark within ten (10) days after receipt of the sample from RRD, Noosh will be deemed to have approved the proposed use. If Noosh does so object to the proposed use of the Noosh Mark, RRD will modify or cancel the proposed use, as requested by Noosh. In addition, RRD will comply with any trademark usage guidelines or policies that Noosh may furnish to RRD in writing from time to time concerning use of the Noosh Marks. All use of the Noosh Marks hereunder will inure to the benefit of Noosh. Noosh has and will retain exclusive ownership of the Noosh Marks, and RRD will not contest or challenge, or do anything inconsistent with, Noosh's exclusive ownership of the Noosh Marks. Without limiting the generality of the foregoing, RRD may not affix, append, or place any of its trademarks, trade names, or logos to, or in close proximity to, the Noosh Marks in a manner that results or could result in the creation of a unitary composite mark.

          4.3  Confidentiality

               (a) Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" of a party means the information and documents identified in this Agreement as confidential information of such party, as well as any and all

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      12.

other information that (i) such party considers to be confidential or proprietary to its business (including trade secrets, technical information relating to ongoing research and development, business strategies, marketing plans, customer lists, and financial data) and (ii) the other party knew, or under the circumstances should have known, was considered confidential or proprietary by the other party.

        (b) General Confidentiality Obligations. Each party agrees that it will (i) not disclose the other party's Confidential Information to any third party (other than independent contractors as provided below); (ii) use the other party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (iii) disclose the other party's Confidential Information only to those of its employees and independent contractors who need to know such information for purposes of this Agreement and who are bound by confidentiality agreements containing terms no less restrictive than those in this Section 4.3; and (iv) protect all Confidential Information of the other party from unauthorized use, access, or disclosure in the same manner as it protects its own confidential information of a similar nature, and in no event with less than reasonable care. The parties agree that, without limitation, (i) the Noosh Technology, the Integration Code and the Integration SC are the Confidential Information of Noosh; and (ii) the RRD Portal Technology, including the RRD Deliverables, and the RRD Customer List are the Confidential Information of RRD. The Usage Data is the Confidential Information of both RRD and Noosh.

        (c) Exceptions. Each party's obligations with respect to any portion of the other party's Confidential Information will terminate when the receiving party can document that (i) such Confidential Information was in the public domain at the time it was communicated to the receiving party by the disclosing party; (ii) such Confidential Information entered the public domain after it was communicated to the receiving party by the disclosing party through no fault of the receiving party; (iii) such Confidential Information was in the receiving party's possession free of any obligation of confidence at the time it was communicated to the receiving party by the disclosing party; (iv) such Confidential Information was rightfully in the receiving party's possession free of any obligation of confidence at the time or after it was communicated to the receiving party by the disclosing party; or (v) such Confidential Information was developed by employees or agents of the receiving party independently of and without reference to any information communicated to the receiving party by the disclosing party. In addition, Section 4.3(b) will not be construed to prohibit any disclosure that is (A) necessary to establish the rights of either party under this Agreement or (B) required by a valid court order or subpoena, provided in the latter case that the party required to make such disclosure notifies the other party (whose Confidential Information is to be disclosed) thereof promptly and in writing and cooperates with the other party if the other party files a motion to contest or limit the scope of such disclosure.

        (d) Terms of Agreement. Neither party will disclose the existence or any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors, except (i) pursuant to Exhibit C or another
                                                        ---------
mutually acceptable press release or otherwise approved by the other party in writing; (ii) in connection with a contemplated change of control of such party or sale of such party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other party hereto before such disclosure is made); or (iii) as may be required by law.

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      13.

        (e) Usage Data. All Usage Data will be owned jointly by the parties. However, subject to the nondisclosure agreements of Noosh, RRD will have the [*] right to use the specific Usage Data relating to any particular RRD Customer for the purpose of marketing additional products and services to such RRD Customers; provided, however, that this provision shall not be construed to prevent Noosh from using the Usage Data for marketing and sales to potential Noosh customers, [*]

     4.4  Ownership of Intellectual Property Rights.  As between RRD and
Noosh, subject to each party's ownership of its trademarks as provided in
Section 4.2, (a) RRD will retain exclusive ownership of all Intellectual Property Rights in the RRD Portal Technology; and (b) Noosh will retain exclusive ownership of all Intellectual Property Rights in the Noosh Service, the Noosh Technology, the Integration Code and the Integration SC. Each party agrees to cooperate with the other party in executing and filing any documents and taking any other action necessary or reasonably requested by the other party in order to give effect to the foregoing allocation of Intellectual Property Rights. RRD agrees not to remove or obliterate any copyright, trademark or proprietary rights notices of Noosh or its licensors from the Noosh Service (whether used directly or via rrd.noosh.com or the RRD Portals) or the Noosh Technology. Each party agrees that it shall not modify, translate, disassemble, decompile, reverse engineer or cause or allow discovery of the source code of the software of the other party in any way. In addition, RRD shall include a copyright notice in the "About" screen of the RRD Portals indicating that the access to the functionality of the Noosh Service is provided under agreement with and licenses from Noosh, Inc.

     4.5  Indemnification

          (a) By RRD. RRD will defend, at its own expense, all suits or actions against Noosh brought by third parties based upon claims that (A) the RRD Marks or the RRD Portal Technology infringes or misappropriates any United States Intellectual Property Right of a third party, and RRD will pay all amounts agreed to in a monetary settlement of such claims and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitations on liability in Section 4.7 and subject to the conditions that (i) Noosh give RRD prompt written notice of the claim, (ii) Noosh give RRD sole control of the defense and settlement of the claim, and (iii) Noosh cooperate with RRD, at RRD's reasonable request and expense, in the defense or settlement of the claim. Noosh may, at its own expense, participate in any such suit or action with counsel of its own choice.

          (b) By Noosh. Noosh will defend, at its own expense, all suits or actions against RRD brought by third parties based upon claims that (A) the Noosh Marks, the Noosh Technology or the Noosh Service infringes or misappropriates any United States Intellectual Property Right of a third party, and Noosh will pay all amounts agreed to in a monetary settlement of such claims and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitations on liability in Section 4.7 and subject to the conditions that (i) RRD give Noosh prompt written notice of the claim,
(ii) RRD give Noosh sole control of the defense and settlement of the claim, and
(iii) RRD cooperate with Noosh, at Noosh's reasonable request and expense, in the defense or settlement of the claim. RRD may, at its own expense, participate in any such suit or action with counsel of its own choice.

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      14.

     4.6 Warranty Disclaimers. NEITHER PARTY MAKES ANY WARRANTIES TO THE OTHER PARTY, EXPRESS OR IMPLIED, REGARDING SUCH PARTY'S PRODUCTS, SERVICES, DELIVERABLES, OR TECHNOLOGY, INCLUDING THE NOOSH SERVICE, NOOSH WEB SITE, NOOSH TECHNOLOGY, RRD PORTALS AND RRD PORTAL TECHNOLOGY, AND EACH PARTY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT WITH RESPECT TO THE FOREGOING.

     4.7  Limitation of Liability.  EXCEPT FOR LIABILITY RELATING TO
BREACHES OF SECTIONS 3.2(b), 3.5, 4.2, 4.3 AND 4.4, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, IN CONNECTION WITH THIS AGREEMENT. EXCEPT FOR AMOUNTS OWED BY RRD TO NOOSH UNDER SECTION 3.4(c), AND EXCEPT FOR LIABILITY RELATING TO BREACHES OF SECTIONS 3.2(b), 3.5, 4.2, 4.3 AND 4.4, THE TOTAL, CUMULATIVE LIABILITY OF EACH PARTY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT, OR OTHERWISE, WILL NOT EXCEED [*]

     4.8  Term and Termination.

          (a) Term. The term of this Agreement will begin as of the Effective Date and continue until December 31, 2001 ("End Date"), subject to earlier termination as set forth below in Section 4.8(b). Subject to Section 4.8(b) below, RRD will have the option of extending the term of this Agreement by two one-year increments. To extend the End Date from December 31, 2001 to December 31, 2002, RRD must notify Noosh in writing on or before November 30, 2001. To extend the End Date from December 31, 2002 to December 31, 2003, RRD must notify Noosh in writing on or before November 30, 2002.

          (b) Termination. Each party will have the right to terminate this Agreement upon written notice to the other party if (a) the other party has committed a material breach of this Agreement or any User Agreement, (b) the other party has not cured such breach within a reasonable period of time of no less than thirty (30) days after receipt of written notice of such breach from the other party, and (c) such breach remains uncured as of the effective date of termination; provided, however, that either party may terminate this Agreement immediately upon delivery of written notice in connection with any material and willful breach by the other of Sections 3.2(b), 3.5, 4.3 or 4.4. Upon termination of this Agreement for any reason, (i) each party will promptly return all Confidential Information of the other party, (ii) RRD will pay all outstanding amounts owed to Noosh under this Agreement and each User Agreement within thirty (30) days after the effective date of such termination; (iii) at the option of the nonbreaching party, any User Agreement may be terminated upon delivery of written notice to the other party; and (iv) the following provisions will nonetheless remain in effect: Section 1, Sections 3.5(a) and 3.5(b), all of
Section 4 except Sections 4.1 and 4.2, and RRD's payment obligations to Noosh under each User Agreement.

     4.9 Relationship of Parties. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      15.

party will have the authority to act or create any binding obligation on behalf of the other party, and neither party will represent to any third party that it has the authority to act or create any binding obligation on behalf of the other party.

     4.10 Notices. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Any such notices sent to Noosh must be addressed to the attention of its Chief Financial Officer and General Counsel, and any such notice sent to RRD must be addressed to the attention of its President and Chief Operating Officer. Each party may change its address for receipt of notices by giving notice of the new address to the other party.

     4.11 Governing Law and Venue. This Agreement will be governed by and interpreted in accordance with the laws of the State of California as such laws apply to contracts made between California residents to be performed entirely within California. The United Nations Convention for the Sale of International Goods will not apply to this Agreement.

     4.12 Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Section 4.3 by either party will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching party will therefore be entitled to seek timely injunctive relief to protect such party's rights under this Agreement in addition to any and all remedies available at law.

     4.13 Waiver. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

     4.14 Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     4.15 Assignment. Neither this Agreement nor any rights or obligations of either party under this Agreement may be assigned in whole or in part without the prior written consent of the other party; provided, that no such consent is necessary in connection with a merger or sale of all or substantially all of the business or assets of the assigning party or any of its business units or divisions (except that such consent shall be necessary if such merger or sale involves (a) Noosh or its Affiliate and an RRD Competitor, or (b) RRD or its Affiliate and a Noosh Competitor). Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties.

     4.16 Force Majeure. Neither party will be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including acts or omissions of

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      16.

government or military authority, acts of God, shortages of materials, transportation delays, earthquakes, fires, floods, labor disturbances, riots, or wars.

     4.17 Full Power. Each party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement.

     4.18 Construction. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to."

     4.19 Entire Agreement and Amendment. This Agreement together with the Exhibits completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts and may be amended only in a document signed by both parties.

     4.20 Permitted Affiliates. The parties agree that the benefits of this Agreement shall extend to any RRD Affiliate so long as such entity remains an RRD Affiliate, but only if any such RRD Affiliate executes and delivers to Noosh a written agreement, in form and substance reasonably satisfactory to Noosh, in which such RRD Affiliate agrees to be subject to the same obligations as apply to RRD hereunder ("Permitted Affiliate").

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      17.

     In Witness Whereof, the parties have executed this Agreement as of the Effective Date.

R.R. DONNELLEY & SONS COMPANY                   NOOSH, INC.

By:       /s/ Jeffrey J. Anderson               By:     /s/ Ofer Ben-Shachar
          ------------------------------------          -----------------------
Name:     Jeffrey J. Anderson                   Name:   Ofer Ben-Shachar
          ------------------------------------          -----------------------
Title:    VP, Corporate Development             Title:  President and CEO
          ------------------------------------          -----------------------

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      18.

                                   Exhibit A

                                  Noosh Marks



                                     Noosh


                                   Live Jobs


                                   Noosh Logo


[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Exhibit B


                                   RRD Marks


                           Indian Printers Mark Logo
           (Date of Registration August 27, 1996; Reg. No. 1996347)




                         R.R. Donnelley & Sons Company
          (Date of Registration September 10, 1996; Reg. No. 1998930)




[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Exhibit C

                             Initial Press Release

Release Date
January __, 2000

  R.R. Donnelley and Noosh Form Strategic Marketing and Development Alliance
          Leading Commercial Printer Invests $14 Million in noosh.com

Chicago and Palo Alto, Calif., January 2000 - R.R. Donnelley & Sons Company (NYSE:DNY) and Noosh, Inc., today announced a strategic alliance to jointly develop Internet portals for R.R. Donnelley customers and engage in co-marketing and other initiatives. As part of the agreement, R.R. Donnelley will invest $14million in Noosh, acquiring equity in the Internet-based communication service designed to dramatically improve the process of buying, selling and managing print.

"R.R. Donnelley actively embraces new ways to use the Internet to improve our operations and strengthen our relationships with our customers, who are the world's leading publishers and merchandisers," said William L. Davis, chairman and chief executive officer of R.R. Donnelley. "We have chosen Noosh as a partner to enable collaborative online business-to-business activity between us and our customers. We believe the Noosh technology platform, early market leadership, management team and strong financial backing will rapidly lead to benefits for our business and our customers."

"This agreement with R.R. Donnelley helps open new markets for us and validates our technology leadership," said Ofer Ben-Shachar, president and chief executive officer of Noosh, Inc. "We expect even more innovation to come from the joint product development team, which will draw upon R.R. Donnelley's best practices and Noosh's online business-to-business expertise."

The agreement combines R. R. Donnelley's leadership in the printing industry with the online innovations that Noosh has demonstrated in simplifying the print buying and production process.

The agreement provides for the joint development of portals to benefit R.R. Donnelley's book, catalog and magazine customers, as well as future initiatives.

About R.R. Donnelley & Sons Company R.R. Donnelley & Sons Company (www.rrdonnelley.com) is a leading North American commercial printer and information services company. From content management through logistics and distribution, the company offers the broadest range of integrated services to publishers of catalogs, magazines, books, directories and retail inserts. R.R. Donnelley also provides comprehensive document and communications management services for the financial, investment company, and health care industries. In all of these areas, the company applies its superior skill, scale and technology to deliver solutions that efficiently meet customers' strategic business needs.

About Noosh, Inc. Noosh, Inc. (http://www.noosh.com) was founded in 1998 with the goal of creating the industry's leading business-to-business Internet-based communication service for enterprise critical printing. Noosh.com, powered by Live JobsSM collaborative technology, dramatically improves the process of buying, selling and managing print. Leveraging the power of the Internet and popular browsers, noosh.com helps strengthen buyer-printer relationships by providing a collaborative environment where corporate buyers, printers and creative agencies work together efficiently to manage complex corporate printing.

Noosh and LiveJobs are the trademark and service mark, respectively, of Noosh, Inc. Other trademarks appearing in this release are the property of their holders.


[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Exhibit D

                             Noosh User agreement





[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                         NOOSH, INC. PRINTER AGREEMENT


This Printer Agreement (this "Agreement") is entered into as of the date written below between the undersigned entity ("Printer"), and Noosh, Inc. ("Noosh"), to provide for Printer's use of the service provided by Noosh through www.noosh.com
                                                                   -------------
or any successor website, as such service may be revised, augmented, superseded, enhanced, modified or supplemented from time to time (the "Service"). The parties have also executed a related Co-Development and Marketing Agreement of even date herewith (the "Marketing Agreement").

For valuable consideration and the covenants set forth below, the parties hereby agree as follows:

1.  Use of Service.  Subject to the terms and conditions of this Agreement,
    --------------
Noosh grants to Printer the limited, nontransferable, nonexclusive, nonsublicensable right to use the Service for the sole purpose of processing and monitoring print jobs involving Printer's production and sale of printed materials for and to its customers ("Buyers").

2.  Orders.  In using the Service, a Buyer may issue or modify orders to Printer
    ------
relating to a print job ("Order"). Printer acknowledges that (i) any Order accepted by Printer through the Service before it has been successfully cancelled or modified by the Buyer (an "Accepted Order") may form a firm binding contract between the Buyer and Printer in accordance with its terms and any additional terms supplied by the Printer or Buyer (the "Terms"); and (ii) any Accepted Order shall create service fee obligations from Printer to Noosh according to the payment terms described in Section 3. Printer acknowledges that by "clicking" on webpage buttons in the Service, including, those for accepting an Order and accepting a change to an Order (and for agreeing to modifications of this Agreement pursuant to Section 1 above), Printer can create binding obligations for Printer without any further action by or notice to Printer. Noosh does not set, approve, control, or endorse Printer's or a Buyer's or changes to such terms. Any Order transmitted via the Service, and any agreement resulting from acceptance thereof, shall be considered to be a "writing" or "in writing." Any Order Printer accepts shall be deemed to be "signed" by Printer. Printer agrees not to contest the validity or enforceability of an Order sent or accepted via the Service under the provisions of any applicable law relating to whether certain agreements are required to be in writing or signed by the party to be bound thereby.

3.  Payment.  Printer agrees to pay the fees specified in the Section 3.4 of the
    -------
Marketing Agreement relating to Accepted Orders and Printer's use of the Service. Noosh will invoice Printer for all fees on a monthly basis. In the event that Printer's use of the Service is subject to a per-transaction fee, Noosh will bill Printer for the transaction in the month following the job due date as recorded in the Service with respect to each Accepted Order. For the purposes of any such billing, the dollar value and job due date relating to an Accepted Order for a particular print job shall be as initially reflected in the Accepted Order, subject to any changes to such amount and job due date as are agreed upon by the Printer and the Buyer and entered on the Service and of which the Printer notifies Noosh in writing on or before the previously agreed upon job due date. Payment in full of invoices is due 30 days after the invoice date. Printer shall use the Service in good faith and in its intended manner to consummate business transactions through the Service and will not directly or indirectly circumvent any fee payment obligation to Noosh in any manner, including, without limitation, by consummating with a Buyer outside the Service any business transaction arising from or related to an Order entered on the Service. Printer is liable for any collection costs (including reasonable attorneys' fees) arising from Noosh's efforts to collect any unpaid balance due.

4.  Account and Password.  Printer will receive an account id, username and
    --------------------
password to gain access to and use the Service. Printer is responsible for maintaining the confidentiality of its username and password, and is fully responsible for all activities that occur under its username or account.
Printer agrees (a) not to allow a third party to use its account, username or password at any time and (b) to notify immediately Noosh customer support of any actual or suspected unauthorized use of its account, username or password, or any other breach or suspected breach of security at 1-888-AT-NOOSH (1-888-286-
6674) or at support@noosh.com. Noosh cannot and will not be liable for any loss or damage arising from unauthorized use of Printer's account, username or password.

5.  Disclaimer.
    ----------

          5.1  Information.  Printer acknowledges that, except for information,
               -----------
products, or services clearly identified as being supplied by Noosh, Noosh does not operate, control, or endorse any information, products, or services on this Service in any way. Except for Noosh-identified information, products or services, all information, products and services offered on the Service are offered by third parties. Printer also acknowledges that Noosh cannot and does not guarantee or warrant that any information available for downloading through the Service will be free of infection or viruses, worms, Trojan horses or other code or defects that manifest contaminating or destructive properties. Printer is responsible for implementing sufficient procedures and checkpoints to satisfy Printer's particular requirements for accuracy of data input and output, and for maintaining a means external to the Service for the reconstruction of lost data.

          5.2  Limited Warranty.  Noosh shall use commercially reasonable
               ----------------
efforts to make the Service available for permitted uses on a 24 x 7 basis. However, Noosh reserves the right to make the Service unavailable from time to time for any reason. NOOSH DOES NOT WARRANT THAT THE SERVICE WILL BE UNINTERRUPTED OR ERROR FREE OR THAT USER INFORMATION (AS DEFINED BELOW) OR OTHER DATA WILL NOT BE LOST. NOOSH DOES NOT RECOMMEND OR ENDORSE ANY SPECIFIC BUYER. NOOSH DOES NOT SELL, SOLICIT APPLICATIONS FOR, OR WRITE CONTRACTS FOR ANY GOODS OR SERVICES. NOOSH IS NOT A BROKER OR AGENT ACTING ON BEHALF OF PRINTER OR ANY BUYER. PRINTER ASSUMES TOTAL RESPONSIBILITY AND RISK FOR PRINTER'S USE OF THE SERVICE. THE SERVICE IS PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

          5.3  Limitation on Liability.  EXCEPT FOR LIABILITY UNDER SECTIONS 4,
               -----------------------
8 AND 11 AND EXCEPT AS PROVIDED IN THE MARKETING AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, THOSE RESULTING FROM INTERRUPTION OF USE, LOSS OR CORRUPTION OF DATA, OR LOST PROFITS, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, ARISING OUT OF OR IN CONNECTION WITH THE USE OF OR INABILITY TO USE THE SERVICE. EXCEPT FOR LIABILITY UNDER SECTIONS 3, 4, 8 AND 11 AND EXCEPT AS PROVIDED IN THE MARKETING AGREEMENT, EACH PARTY'S TOTAL LIABILITY FOR ANY AND ALL CLAIMS HEREUNDER WILL NOT EXCEED THE AMOUNT OF FEES PAID BY PRINTER TO NOOSH PURSUANT TO SECTION 3 IN THE YEAR PRECEDING THE CLAIM.

6.   Venue Only; Release.  The Service acts as the venue for Buyers and Printer
     -------------------
to negotiate and enter into transactions for the

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

delivery of goods. Noosh is not involved in the actual transaction between Buyers and Printer except to provide the venue for the Service. As a result, Noosh has no control over the quality of the goods, the truth or accuracy of the listings, the timely performance of Buyers, or the ability of Buyers to buy goods. Accordingly, in the event that Printer has a dispute with one or more Buyers or other printers (except to the extent arising from Noosh's breach of the Marketing Agreement), Printer releases Noosh (and Noosh's agents and employees) from claims, demands and damages (actual and consequential) of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way connected with such disputes.

7.   Indemnification.  Printer agrees to defend, indemnify and hold harmless
     ---------------
Noosh and its agents, directors, officers and affiliates from and against any and all claims, losses, liabilities and damages of any kind (including reasonable attorneys' fees) relating to Printer's access to and use of the Service and/or breach of this Agreement.

8.   Title; Limited License.  Except as expressly provided herein, Noosh is the
     ----------------------
exclusive owner or licensee of any and all copyrights, trademarks, servicemarks, and any other intellectual property right or materials related to the Service. Printer may print and download portions of the materials contained on the Service solely for Printer's internal use provided Printer maintains the copyright notice and any other notices that appear on any such copies. Any other copying, redistribution, publication, or retransmission of any portion of materials on the Service is strictly prohibited without the express written permission of Noosh. Printer hereby grants to Noosh a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, license to use, display, perform and reproduce information placed on the Service or provided to Noosh by Printer ("User Information") to operate the Service. Printer agrees that Printer's use of the Service and the use of User Information on the Service shall not: (a) infringe any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) violate any law, statute, ordinance or regulation (including without limitation those governing export control, dealer agreements, unfair competition, anti-discrimination or false advertising); or (c) be defamatory, trade libelous, unlawfully threatening or unlawfully harassing or obscene.

9.   Termination.  This Agreement shall remain in effect for the term of the
     -----------
Marketing Agreement, unless terminated earlier as set forth below in this section. This Agreement may be terminated by either party on thirty (30) written days notice to the other party if the other party fails to materially perform any obligation under this Agreement, the Marketing Agreement or any other User Agreement (as defined in the Marketing Agreement) and such failure is not cured within such thirty (30) day period; provided, however, that either Party may terminate this Agreement immediately upon delivery of notice in connection with any material and willful breach by the other party of Section 4, 8 or 11.

10.  Relationship of Parties.  For all purposes under this Agreement, each party
     -----------------------
shall be and act as an independent contractor of the other and shall not bind nor attempt to bind the other to any contract.

11.  Confidentiality.  The parties acknowledge that they are subject to
     ---------------
nondisclosure obligations as set forth in the Marketing Agreement. In addition to such obligations, Printer agrees not to (i) disclose the confidential information of any other printer or Buyer that Printer obtains through the use of the Service or (ii) attempt to gain unauthorized access to the confidential information of other printers, Buyers or Noosh via the Service.

12.  Force Majeure.  Neither party shall be responsible for delays or failures
     -------------
in performance resulting from acts or circumstances beyond the reasonable control of such party, provided that such party uses commercially reasonable efforts to correct such delay or failure.

13.  Amendments.  Any amendments or modifications to this Agreement shall only
     ----------
be effective if in writing and signed by both parties; provided, however, that any modified terms presented by Noosh to Printer through or on the Service shall be effective if Printer indicates its assent by "clicking" an appropriate webpage button.

14.  Miscellaneous.  Any notice, report, approval, or consent required or
     -------------
permitted hereunder shall be in writing and in the English language. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. Printer may not assign any rights or obligations hereunder, by operation of law or otherwise, except with the prior written consent of Noosh. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California without regard to its provisions regarding the conflicts of laws. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Printer acknowledges that the Terms shall only apply between Buyer and Printer, and any attempt to enforce the Terms against Noosh shall be void and without effect. This Agreement (including any addendum mentioned herein), together with the Marketing Agreement, is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

Accepted by Printer:

R.R. Donnelly & Sons Company
-------------------------------------
Name of Printer

By:
   ----------------------------------
  Signature

-------------------------------------
Name and Title

January 25, 2000
-------------------------------------
Date

Address:77 West Wacker Drive
        -----------------------------

Chicago, IL  60601
-------------------------------------


Fax:
    ---------------------------------
Email:
      -------------------------------

On Behalf Of Noosh, Inc.:

By:
   ----------------------------------
  Signature


-------------------------------------
Name and Title

January 25, 2000
-------------------------------------
Date

Noosh, Inc
3410 Hillview Avenue, Bldg. B
Palo Alto, CA 94304
Telephone:  (650) 320-6200
Fax:  650.858.1015
      -------------------------------

Email:  info@noosh.com
        -----------------------------

[] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.